Exhibit 10.1

EQUIFIN, INC.

SECURITIES PURCHASE AGREEMENT

December    , 2003

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THIS SECURITIES PURCHASE AGREEMENT IS SUBJECT TO THE SUBORDINATION PROVISIONS SET FORTH IN THE CERTAIN SUBORDINATION AND INTERCREDITOR AGREEMENT DATED DECEMBER      , 2003, AMONG EACH OF EQUINOX BUSINESS CREDIT CORPORATION (“DEBTOR”), EQUIFIN, INC., WELLS FARGO FOOTHILL, INC. AND LAURUS MASTER FUND, LTD., A COPY OF WHICH IS ON FILE AT THE OFFICE OF DEBTOR AND IS AVAILABLE FOR INSPECTION AT SUCH OFFICE.

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of December       , 2003, by and between EQUIFIN, INC., a Delaware corporation (the “Company”), and EQUINOX BUSINESS CREDIT CORP., a New Jersey corporation (the “Subsidiary”) and Laurus Master Fund, Ltd., a Cayman Islands company (the “Purchaser”). (The Company and the Subsidiary are collectively referred to herein as the “Borrower”)

RECITALS

WHEREAS, the Subsidiary has authorized the sale to the Purchaser of a Convertible Term Note in the aggregate principal amount of $1,100,000 (the “Note”), which Note is convertible into shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”) at a fixed conversion price of $0.62 per share of Common Stock (“Fixed Conversion Price”);

WHEREAS, the Company wishes to issue a warrant to the Purchaser to purchase up to 532,257 shares of the Company’s Common Stock in connection with Purchaser’s purchase of the Note, which number of shares is equal to thirty percent (30%) of the number of shares of Common Stock that the original principal amount of the note is convertible into at the fixed conversion price in effect in the date hereof;

WHEREAS, Purchaser desires to purchase the Note and Warrant on the terms and conditions set forth herein; and

WHEREAS, the Company desires to issue and sell the Note and Warrant to Purchaser on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                      AGREEMENT TO SELL AND PURCHASE.  Pursuant to the terms and conditions set forth in this Agreement, on the Closing Date (as defined in Section 3), the Borrower agrees to sell to the Purchaser, for the face amount thereof, and the Purchaser hereby agrees to purchase from the Borrower,  a Note in the amount of $1,100,000 convertible in accordance with the terms thereof into shares of the Company’s Common Stock in accordance with the terms of the Note and this Agreement.  The Note purchased on the Closing Date shall be known as the “Offering.”  A form of the Note is annexed hereto as Exhibit A.  The Note will have a Maturity Date (as defined in the Note) thirty six (36) months from the date of issuance. Collectively, the Note and Warrant (as defined in Section 2) and Common Stock issuable in payment of the Note, upon conversion of the Note and upon exercise of the Warrant are referred to as the “Securities”.

2.                                      FEES AND WARRANT.   On the Closing Date:

(a)          The Company will issue and deliver to the Purchaser a Warrant to purchase 532,257 shares of Common Stock in connection with the Offering (the “Warrant”) pursuant to Section 1 hereof (which number of shares is equal to thirty percent (30%) of the number of shares of Common Stock that the original principal amount of the note is convertible into at the fixed conversion price in effect in the date hereof).  The Warrant must be delivered on the Closing Date.  A form of Warrant is annexed hereto as Exhibit B. All the representations, covenants, warranties, undertakings, and indemnification, and other rights made or granted to or for the benefit of the Purchaser by the Company are hereby also made and granted in respect of the Warrant and shares of the Company’s Common Stock issuable upon exercise of the Warrant (the “Warrant Shares”).

(b)         Upon execution and delivery of this Agreement by the Company and Purchaser, the Company shall pay to Laurus Capital Management, LLC, manager of Purchaser a closing payment in an amount equal $105,000, which payment is in consideration of a credit facility that shall permit borrowings (in accordance with that certain letter agreement, dated as of the date hereof, between Borrower and Purchaser (the “Letter Agreement”)) of up to $3,000,000. The foregoing fee is referred to herein as the “Closing Payment”. The Company agrees to pay legal fees of $5,000 for each additional draw made pursuant the terms and conditions of the Letter Agreement, but no additional Closing Payments will be due and payable in connection therewith.

(c)          The Company shall reimburse the Purchaser for its reasonable legal fees not to exceed $20,000 for services rendered to the Purchaser in preparation of this Agreement and the Related Agreements (as hereinafter defined), and expenses in connection with the Purchaser’s due diligence review of the Company and relevant matters.

(d)         The Closing Payment, legal fees and due diligence fees (net of the $10,000 deposit previously paid by the Company on November 15, 2003) shall be paid at closing out of funds held pursuant to a Funds Escrow Agreement of even date herewith among the company, Purchaser, and an Escrow Agent (the “Funds Escrow Agreement”) and a disbursement letter (the “Disbursement Letter”).

3.                                      CLOSING, DELIVERY AND PAYMENT.

3.1                               Closing.  Subject to the terms and conditions herein, the closing of the transactions contemplated hereby (the “Closing”), shall take place on the date hereof, at such time or place as the Company and Purchaser may mutually agree (such date is hereinafter referred to as the “Closing Date”).

3.2                               Delivery.  Pursuant to the Funds Escrow Agreement in the form attached hereto as Exhibit C, at the Closing on the Closing Date, the Borrower will deliver to the Purchaser, among other things, a Note in the form attached as Exhibit A representing the principal amount of $1,100,000 and a Warrant in the form attached as Exhibit B in the Purchaser’s name representing 532,257 Warrant Shares and the Related Agreements (defined below) and the Purchaser will deliver to the Company, among other things, the amounts set forth in the Disbursement Letter by certified funds or wire transfer.

4.                                      REPRESENTATIONS AND WARRANTIES OF THE BORROWER .

Each of the Company and the Subsidiary hereby jointly and severally represents and warrants to the Purchaser as of the date of this Agreement as set forth below which disclosures are supplemented by, and subject to the Company’s filings under the Securities Exchange Act of 1934 (collectively, the “Exchange Act Filings”), copies of which have been provided to the Purchaser or were otherwise made available via the website of the Securities and Exchange Commission at www.sec.gov..

4.1                               Organization, Good Standing and Qualification.  Each of the Company and the Subsidiary (a) is a corporation duly organized, validly existing and in good standing under the laws of its incorporation; and (b) has the corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, and the Note and the Warrant to be issued in connection with this Agreement, the Security Agreement relating to the Note dated as of December      , 2003 between the Borrower and the Purchaser the Registration Rights Agreement relating to the Securities dated as of December      , 2003 (the “Registration Rights Agreement”) between the Company and the Purchaser and all other agreements referred to herein (collectively, the “Related Agreements”), to issue and sell the Note and the shares of Common Stock issuable upon conversion of the Note (the “Note Shares”), to issue and sell the Warrant and the Warrant Shares, and to carry out the provisions of this Agreement and the Related Agreements and to carry on its business as presently conducted.  Each of the Company and the Subsidiary is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or the subsidiary or their respective businesses.

4.2                               Subsidiaries.  The Company owns eighty one percent (81%) all of the issued and outstanding capital stock of the Subsidiary Equinox Business Credit Corp. Except as set forth on Schedule 4.2 hereof or otherwise disclosed in the Exchange Act Filings, the Company does not own or control any equity security or other interest of any other corporation, limited partnership or other business entity.

4.3                               Capitalization; Voting Rights.

(a)          The authorized capital stock of the Company, as of the date hereof consists of 25,000,000 shares, of which 20,000,000 are shares of Common Stock, par value $0.01 per share,7,637,000 shares of which are issued and outstanding, and 5,000,000 are shares of preferred stock, par value $.01 per share of which 1,000,925 shares are issued outstanding.

The authorized capital stock of the Subsidiary, as of the date hereof consists of 200 shares, of which 200 are shares of Common Stock, no par value per share, 100 shares of which are issued and outstanding, and no shares of preferred stock.

(b)         Except as disclosed on Schedule 4.3 and in the Exchange Act Filings, other than (i) the shares reserved for issuance under the Borrower’s stock option plans; and (ii) shares which may be granted pursuant to this Agreement and the Related Agreements, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or arrangements or agreements of any kind for the purchase or acquisition from the Borrower of any of its securities. Except as disclosed on Schedule 4.3, neither the offer, issuance or sale of any of the Note or Warrant, or the issuance of any of the Note Shares or Warrant Shares, nor the consummation of any transaction contemplated hereby will result in a change in the price or number of any securities of the Borrower outstanding, under anti-dilution or other similar provisions contained in or affecting any such securities.

(c)          All issued and outstanding shares of the Company’s Common Stock (i) have been duly authorized and validly issued and are fully paid and nonassessable and (ii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

(d)         The rights, preferences, privileges and restrictions of the shares of the Common Stock are as stated in the Company’s Articles of Incorporation (the “Charter”). The Note Shares and Warrant Shares have been duly and validly reserved for issuance.  When issued in compliance with the provisions of this Agreement and the Company’s Charter, the Securities will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Securities may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

4.4                               Authorization; Binding Obligations.  All corporate action on the part of the Borrower , its officers and directors necessary for the authorization of this Agreement and the Related Agreements, the performance of all obligations of the Borrower hereunder at the Closing and, the authorization, sale, issuance and delivery of the Note and Warrant has been taken or will be taken prior to the Closing. The Agreement and the Related Agreements, when executed and delivered and to the extent it is a party thereto, will be valid and binding obligations of the Borrower enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and (b) general principles of equity that restrict the availability of equitable or legal remedies.  The sale of the Note and the subsequent conversion of the Note into Note Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with. The issuance of the Warrant and the subsequent exercise of the Warrant for Warrant Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

4.5                               Liabilities.  The Borrower, to the best of its knowledge, has no material contingent liabilities, except current liabilities incurred in the ordinary course of business and liabilities disclosed in any Exchange Act Filings.

4.6                               Agreements; Action.  Except as set forth on Schedule 4.6 or as disclosed in any Exchange Act Filings:

(a)          Except for that certain Loan and Security Agreement by and among the Subsidiary and Foothill Capital Corporation (“Foothill”) dated as of December 19, 2001, as the same may be amended, revised or supplemented thereafter (the “Foothill Agreement”) pursuant to which, among other things, Foothill agreed to make revolving credit advances to the Subsidiary based upon the Subsidiary’s Borrowing Base (as such term is defined in the Foothill Agreement) there are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Borrower is a party or to its knowledge by which it is bound which may involve (i) obligations (contingent or otherwise) of, or payments to, the Borrower in excess of $50,000 (other than obligations of, or payments to, the Borrower arising from purchase or sale agreements and loan agreements entered into in the ordinary course of business), or (ii) the transfer or license of any patent, copyright, trade secret or other proprietary right to or from the Borrower (other than licenses arising from the purchase of “off the shelf” or other standard products), or (iii) provisions restricting the development, manufacture or distribution of the Borrower’s products or services, or (iv) indemnification by the Borrower with respect to infringements of proprietary rights.

(b)         Since September 30, 2003, the Borrower has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities (other than ordinary course obligations, including, without limitation, money borrowed from Foothill Capital Corp. (“Foothill”) pursuant to the Loan and Security Agreement dated as of December 19, 2001 between the Subsidiary and Foothill ) individually in excess of $50,000 or, in the case of indebtedness and/or liabilities individually less than $50,000, in excess of $100,000 in the aggregate, (iii) made any loans or advances to any person not in excess, individually or in the aggregate, of $100,000, other than ordinary advances for travel expenses and loans or advances made in the ordinary course of business pursuant to loan or purchase and sale agreements, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business and loans or advances made, or participations entered into,  in the ordinary course of business pursuant to loan, purchase and sale or participation agreements.

(c)          For the purposes of subsections (a) and (b) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Borrower has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

4.7                               Obligations to Related Parties.  Except as set forth on Schedule 4.7 or in the Exchange Act Filings, there are no obligations of the Borrower to officers, directors, stockholders or employees of the Borrower other than (a) for payment of salary for services rendered and for bonus payments, (b) reimbursement for reasonable expenses incurred on behalf of the Borrower, (c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Boards of Directors of the Borrower) and (d) obligations listed in the Borrower’s financial statements or disclosed in any of its Exchange Act Filings.  Except as described above or set forth on Schedule 4.7, or in the Exchange Act Filings none of the officers, directors or, to the best of the Borrower’s knowledge, key employees or stockholders of the Borrower or any members of their immediate families, are indebted to the Borrower, individually or in the aggregate, in excess of $50,000 or have any direct or indirect ownership interest in any firm or corporation with which the Borrower is affiliated or with which the Borrower has a business relationship, or any firm or corporation which competes with the Borrower, other than passive investments in publicly traded companies (representing less than 1% of such company) which may compete with the Borrower.  Except as described above, no officer, director or stockholder, or any member of their immediate families, is, directly or indirectly, interested in any material contract with the Borrower and no agreements, understandings or proposed transactions are contemplated between the Borrower and any such person.  Except as set forth on Schedule 4.7 or in the Exchange Act Filings, the Borrower is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

4.8                               Changes.  Since September 30, 2003, except as disclosed in any Exchange Act Filings or in any Schedule to this Agreement or to any of the Related Agreements, there has not been:

(a)          Any change in the assets, liabilities, financial condition, prospects or operations of the Borrower, other than changes in the ordinary course of business, none of which individually or in the aggregate has had or is reasonably expected to have a material adverse effect on such assets, liabilities, financial condition, prospects or operations of the Borrower;

(b)         Any resignation or termination of any officer, key employee or group of employees of the Borrower;

(c)          Any material change, except in the ordinary course of business, in the contingent obligations of the Borrower by way of guaranty, endorsement, indemnity, warranty or otherwise;

(d)         Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, business or prospects or financial condition of the Borrower;

(e)          Any waiver by the Borrower of a valuable right or of a material debt owed to it;

(f)            Any direct or indirect material loans made by the Borrower to any stockholder, employee, officer or director of the Borrower, other than advances made in the ordinary course of business;

(g)         Any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

(h)         Any declaration or payment of any dividend or other distribution of the assets of the Borrower;

(i)             Any labor organization activity related to the Borrower;

(j)             Any debt, obligation or liability incurred, assumed or guaranteed by the Borrower, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business;

(k)          Any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

(l)             Any change in any material agreement to which the Borrower is a party or by which it is bound which may materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Borrower;

(m)       Any other event or condition of any character that, either individually or cumulatively, has or is reasonably likely to materially and adversely affect the business, assets, liabilities, financial condition, prospects or operations of the Borrower; or

(n)         Any arrangement or commitment by the Borrower to do any of the acts described in subsection (a) through (m) above.

4.9                               Title to Properties and Assets; Liens, Etc. Except as set forth on Schedule 4.9 or described in the Exchange Act Filings (“Permitted Liens”), the Borrower has good and marketable title to its properties and assets, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (a) those resulting from taxes which have not yet become delinquent, (b) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Borrower, and (c) those that have otherwise arisen in the ordinary course of business.  All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Borrower are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used.  Except as set forth on Schedule 4.9 or described in the Exchange Act Filings, the Borrower is in compliance with all material terms of each lease to which it is a party or is otherwise bound.

4.10                        Intellectual Property.

(a)          The Borrower owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary for its business as now conducted and to the Borrower’s knowledge as presently proposed to be conducted (the “Intellectual Property”), without any known infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing proprietary rights, nor is the Borrower bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of “off the shelf” or standard products.

(b)         The Borrower has not received any communications alleging that the Borrower has violated any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity, nor is the Borrower aware of any basis therefor.

(c)          The Borrower does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Borrower, except for inventions, trade secrets or proprietary information that have been rightfully assigned to the Borrower.

4.11                        Compliance with Other Instruments.  Except as set forth on Schedule 4.11 and the Exchange Act Filings, the Borrower is not in violation or default of any term of its Charter or Bylaws, or of any material provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order or writ.  Except as set forth on Schedule 4.11 hereto, the execution, delivery and performance of and compliance with this Agreement and the Related Agreements to which it is a party, and the issuance and sale of the Note by the Subsidiary and the other Securities by the Company each pursuant hereto, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a default under any such term or provision, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Borrower or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Borrower, its business or operations or any of its assets or properties.

4.12                        Litigation.  Except as set forth on Schedule 4.12 hereto, there is no action, suit, proceeding or investigation pending or, to the Borrower’s knowledge, currently threatened against the Borrower that prevents the Borrower to enter into this Agreement or the Related Agreements, or to consummate the transactions contemplated hereby or thereby, or which might result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of the Borrower, financially or otherwise, or any change in the current equity ownership of the Borrower, nor is the Borrower aware that there is any basis for any of the foregoing. The Borrower is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no material action, suit, proceeding or investigation by the Borrower currently pending or which the Borrower intends to initiate.

4.13                        Tax Returns and Payments.  The Borrower has timely filed all tax returns (federal, state and local) required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and to the Borrower’s knowledge all other taxes due and payable by the Borrower on or before the Closing, have been paid or will be paid prior to the time they become delinquent except for such taxes and assessments bring contested in good faith in accordance with Section 6.7 hereof. Except as set forth on Schedule 4.13, the Borrower has not been advised (a) that any of its returns, federal, state or other, have been or are being audited as of the date hereof, or (b) of any deficiency in assessment or proposed judgment to its federal, state or other taxes. The Borrower has no knowledge of any liability of any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.

4.14                        Employees.  Except as set forth on Schedule 4.14, the Borrower has no collective bargaining agreements with any of its employees.  There is no labor union organizing activity pending or, to the Borrower’s knowledge, threatened with respect to the Borrower.  Except as disclosed in the Exchange Act Filings or on Schedule 4.14, the Borrower is not a party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement. To the Borrower’s knowledge, no employee of the Borrower, nor any consultant with whom the Borrower has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Borrower because of the nature of the business to be conducted by the Borrower; and to the Borrower’s knowledge the continued employment by the Borrower of its present employees, and the performance of the Borrower’s contracts with its independent contractors, will not result in any such violation. The Borrower is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Borrower.  The Borrower has not received any notice alleging that any such violation has occurred. Except for employees who have a current effective employment agreement with the Borrower, no employee of the Borrower has been granted the right to continued employment by the Borrower or to any material compensation following termination of employment with the Borrower. Except as set forth on Schedule 4.14, the Borrower is not aware that any officer, key employee or group of employees intends to terminate his, her or their employment with the Borrower, nor does the Borrower have a present intention to terminate the employment of any officer, key employee or group of employees.

4.15                        Registration Rights and Voting Rights.  Except as set forth on Schedule 4.15 and Schedule 7(b) of the Registration Rights Agreement, and except as disclosed in Exchange Act Filings, the Borrower is presently not under any obligation, and has not granted any rights, to register any of the Borrower’s presently outstanding securities or any of its securities that may hereafter be issued.  Except as set forth on Schedule 4.15 and except as disclosed in Exchange Act Filings, to the Borrower’s knowledge, no stockholder of the Borrower has entered into any agreement with respect to the voting of equity securities of the Borrower.

4.16                        Compliance with Laws; Permits.  Except as set forth on Schedule 4.16, to its knowledge, the Borrower is not in violation in any material respect of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Borrower. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed with any governmental authority in connection with the execution and delivery of this Agreement and the issuance of any of the Securities, except such as has been duly and validly obtained or filed, or with respect to any filings that must be, or as contemplated by this Agreement and the Related Agreements will be made after the Closing, as will be filed in a timely manner. The Borrower has all material franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which would materially and adversely affect the business, properties, prospects or financial condition of the Borrower.

4.17                        Environmental and Safety Laws.  The Borrower is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation. Except as set forth on Schedule 4.17, no Hazardous Materials (as defined below) are used or have been used, stored, or disposed of by the Borrower or, to the Borrower’s knowledge, by any other person or entity on any property owned, leased or used by the Borrower. For the purposes of the preceding sentence, “Hazardous Materials” shall mean (a) materials which are listed or otherwise defined as “hazardous” or “toxic” under any applicable local, state, federal and/or foreign laws and regulations that govern the existence and/or remedy of contamination on property, the protection of the environment from contamination, the control of hazardous wastes, or other activities involving hazardous substances, including building materials, or (b) any petroleum products or nuclear materials.

4.18                        Valid Offering.  Assuming the accuracy of the representations and warranties of the Purchaser contained in this Agreement, the offer, sale and issuance of the Securities will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

4.19                        Full Disclosure.  The Borrower has provided the Purchaser with all information requested by the Purchaser in connection with its decision to purchase the Note and Warrant, including all information the Borrower believes is reasonably necessary to make such investment decision. Neither this Agreement, the exhibits and schedules hereto, the Related Agreements nor any other document delivered by the Borrower to Purchaser or its attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading. Any financial projections and other estimates provided to the Purchaser by the Borrower were based on the Borrower’s experience in the industry and on assumptions of fact and opinion as to future events which the Borrower, at the date of the issuance of such projections or estimates, believed to be reasonable.

4.20                        Insurance.  The Borrower has general commercial,  fire and casualty insurance policies with coverages which the Borrower believes are customary for companies similarly situated to the Borrower in the same or similar business.

4.21                        SEC Reports.  Except as set forth on Schedule 4.21, the Borrower has filed all proxy statements, reports and other documents required to be filed by it under the Exchange Act. The Borrower has furnished the Purchaser with, or otherwise made available via the website of the Securities and Exchange Commission at www.sec.gov, copies of (i) its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002 and (ii) its Quarterly Reports on Form 10-QSB for the fiscal quarters ended March 31, 2003,  June 30, 2003, and September 30, 2003, and the Form 8-K filings which have been made during 2003 to date

(collectively, the “SEC Reports”). Except as set forth on Schedule 4.21, each SEC Report was, at the time of its filing, in substantial compliance with the requirements of its respective form and none of the SEC Reports, nor the financial statements (and the notes thereto) included in the SEC Reports, as of their respective filing dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.22                        Listing. Except as disclosed in the the Exchange Act Filings or on Schedule 4.22, the Company’s Common Stock is listed for trading on the American Stock Exchange (“AMEX”) and satisfies all requirements for the continuation of such trading. Except as disclosed in the Exchange Act Filings or on Schedule 4.22, the Company has not received any notice that its Common Stock will be delisted from AMEX or that its Common Stock does not meet all requirements for continued listing.

4.23                        No Integrated Offering.  Neither the Borrower, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Securities pursuant to this Agreement to be integrated with prior offerings by the Borrower for purposes of the Securities Act which would prevent the Borrower from selling the Securities pursuant to Rule 506 under the Securities Act, or any applicable exchange-related stockholder approval provisions, nor will the Borrower or any of its affiliates or subsidiaries take any action or steps that would cause the offering of the Securities to be integrated with other offerings which would prevent the Borrower from selling the Securities pursuant to Rule 506 under the Securities Act, or any applicable exchange-related stockholder approval provisions.

4.24                        Stop Transfer.  The Securities are restricted securities as of the date of this Agreement.  The Company will not issue any stop transfer order or other order impeding the sale and delivery of any of the Securities at such time as the Securities are registered for public sale or an exemption from registration is available, except as required by state and federal securities laws.

4.25                        Dilution.  The Company specifically acknowledges that its obligation to issue the shares of Common Stock upon conversion of the Note and exercise of the Warrant is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company.

4.26                           All of the Collateral (as such term is defined in the Security Agreement dated as of the date hereof between the Subsidiary and the Purchaser (the “Security Agreement”)  (i) is owned by the Subsidiary free and clear of all Liens (including any claims of infringement) except those in Purchaser’s favor and Permitted Liens and “Permitted Encumbrances” (as such term is defined in the Security Agreement) and (ii) is not subject to any agreement prohibiting the granting of a lien or requiring notice of or consent to the granting of a Lien, except for such agreements as have been waived or such consents obtained with respect to Subsidiary’s granting a security interest in the Collateral to Purchaser pursuant to the Security Agreement..

4.27                           The liens granted pursuant to the Security Agreement, upon completion of the filings and other actions (which, in the case of all filings and other documents requested by

Purchaser have been delivered to Purchaser in duly executed form) constitute valid perfected security interests in all of the Collateral in favor of Purchaser as security for the prompt and complete payment and performance of the all of the obligations of the Company and the Subsidiary to the Purchaser hereunder, pursuant to the Note and the Related Agreements (the “Obligations”), enforceable in accordance with the terms hereof against any and all creditors of and any purchasers from the Company and the Subsidiary, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and (b) general principles of equity that restrict the availability of equitable or legal remedies, and such security interest is subject to all other Permitted Liens and Permitted Encumbrances in existence on the date hereof.

4.26                        To the Company’s knowledge, except for liens held by Foothill , no effective security agreement, mortgage, deed of trust, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral is or will be on file or of record in any public office, except those relating to Permitted Liens and Permitted Encumbrances or those that would fail to have a material adverse effect .

5.                                      REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

The Purchaser hereby represents and warrants to the Borrower as follows (such representations and warranties do not lessen or obviate the representations and warranties of the Company set forth in this Agreement):

5.1                               No Shorting.  The Purchaser or any of its affiliates and investment partners will not and will not cause any person or entity, directly or indirectly, to engage in “short sales” of the Company’s Common Stock as long as the Note shall be outstanding.

5.2                               Requisite Power and Authority.  Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and the Related Agreements and to carry out their provisions. All corporate action on Purchaser’s part required for the lawful execution and delivery of this Agreement and the Related Agreements have been or will be effectively taken prior to the Closing. Upon their execution and delivery, this Agreement and the Related Agreements will be valid and binding obligations of Purchaser, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and (b) as limited by general principles of equity that restrict the availability of equitable and legal remedies.

5.3                               Investment Representations. Purchaser understands that the Securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser’s representations contained in the Agreement, including, without limitation, that the Purchaser is an “accredited investor” within the meaning of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”).  The Purchaser confirms that it has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Note and the Warrant to be purchased by it under this Agreement and the Note Shares and the Warrant

Shares acquired by it upon the conversion of the Note and the exercise of the Warrant, respectively. The Purchaser further confirms that it has had an opportunity to ask questions and receive answers from the Company regarding the Company’s business, management and financial affairs and the terms and conditions of the Offering, the Note, the Warrant and the Securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Purchaser or to which the Purchaser had access.

5.4                               Purchaser Bears Economic Risk.   Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests.  Purchaser must bear the economic risk of this investment until the Securities are sold pursuant to (i) an effective registration statement under the Securities Act, or (ii) an exemption from registration is available with respect to such sale.

5.5                               Acquisition for Own Account.  Purchaser is acquiring the Note and Warrant and the Note Shares and the Warrant Shares for Purchaser’s own account for investment only, and not as a nominee or agent and not with a view towards or for resale in connection with their distribution.

5.6                               Purchaser Can Protect Its Interest.   Purchaser represents that by reason of its, or of its management’s, business and financial experience, Purchaser has the capacity to evaluate the merits and risks of its investment in the Note, the Warrant and the Securities and to protect its own interests in connection with the transactions contemplated in this Agreement, and the Related Agreements.  Further, Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement or the Related Agreements.

5.7                               Accredited Investor.   Purchaser represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

5.8                               Legends.

(a)          The Note shall bear substantially the following legend:

“THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE, STATE SECURITIES LAWS.  THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE OR SUCH SHARES UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY

SATISFACTORY TO EQUIFIN, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.”

(b)         The Note Shares and the Warrant Shares,  shall bear a legend which shall be in substantially the following form until such shares are covered by an effective registration statement filed with the SEC:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE, STATE SECURITIES LAWS. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND APPLICABLE STATE LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO EQUIFIN, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.”

(c)          The Warrant shall bear substantially the following legend:

“THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT OR THE UNDERLYING SHARES OF COMMON STOCK UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO EQUIFIN, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.”

6.                                      COVENANTS OF THE COMPANY.   The Company and the Subsidiary jointly and severally covenants and agrees, as applicable with the Purchaser as follows:

6.1                               Stop-Orders. The Company will advise the Purchaser, promptly after it receives notice of issuance by the Securities and Exchange Commission (the “SEC”), any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the Common Stock of the Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

6.2                               Listing.   The Company shall promptly secure the listing of the shares of Common Stock issuable upon conversion of the Note and upon the exercise of the Warrant on the AMEX or other exchange or trading market upon which the Common Stock is then listed and /or traded ( for purposes of this Agreement, “Principal Market” shall mean NASD OTC Bulletin Board, NASDAQ SmallCap Market, NASDAQ National Market System, AMEX or New York Stock Exchange) (subject to official notice of issuance) and shall maintain such listing so long as any other shares of Common Stock shall be so listed.  The Company will maintain the trading of its Common Stock on a Principal Market, and will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers (“NASD”) and such exchanges, as applicable.

6.3                               Market Regulations.   The Company, if required by law, shall notify the SEC,  and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to Purchaser and promptly provide copies thereof to Purchaser.

6.4                               Reporting Requirements.   The Company will timely file with the SEC all reports required to be filed pursuant to the Exchange Act and refrain from terminating its status as an issuer required by the Exchange Act to file reports thereunder even if the Exchange Act or the rules or regulations thereunder would permit such termination.

6.5                               Use of Funds.   The Borrower agrees that it will use the proceeds of the sale of the Note and Warrant for general corporate purposes only, which shall include, in addition to repayments to Foothill of amounts outstanding under the Foothill Loan and Security Agreement, the repayment of certain indebtedness of the Company outstanding on the Closing Date in an amount equal to up to forty percent (40%) of the original principal amount of the Note.

6.6                               Access to Facilities.  The Borrower will permit any representatives designated by the Purchaser (or any successor of the Purchaser), upon reasonable notice and during normal business hours, at such person’s expense and accompanied by a representative of the Borrower , to (a) visit and inspect any of the properties of the Borrower, (b) examine the corporate and financial records of the Borrower (unless such examination is not permitted by federal, state or local law or by contract) and make copies thereof or extracts therefrom and (c) discuss the affairs, finances and accounts of the Borrower with the directors, officers and independent accountants of the Borrower. Notwithstanding the foregoing, the Borrower will not provide any material, non-public information to the Purchaser unless the Purchaser signs a confidentiality agreement and otherwise complies with Regulation FD, under the federal securities laws.

6.7                               Taxes.   The Borrower will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Borrower; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Borrower will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

6.8                               Insurance.   The Borrower will keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in similar business similarly situated as the Borrower; and the Borrower will maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner which the Borrower reasonably believes is customary for companies in similar business similarly situated as the Borrower and to the extent available on commercially reasonable terms.

6.9                               Intellectual Property.   The Borrower shall maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use Intellectual Property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business.

6.10                        Properties.   The Borrower will keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and the Borrower will at all times comply with each provision of all leases to which it is a party or under which it occupies property if the breach of such provision could reasonably be expected to have a material adverse effect.

6.11                        Confidentiality.  The Borrower agrees that it will not disclose, and will not include in any public announcement, the name of the Purchaser, unless expressly agreed to by the Purchaser or unless and until such disclosure is required by law or applicable regulation or applicable securities exchange rules, and then only to the extent of such requirement.

6.12                        Required Approvals.  For so long as 25% of the principal amount of the Note is outstanding, the Borrower, without the prior written consent of the Purchaser, shall not:

(a)          directly or indirectly declare or pay any dividends, other than dividends with respect to its preferred stock;

(b)         liquidate, dissolve or effect a material reorganization;

(c)          become subject to (including, without limitation, by way of amendment to or modification of) any agreement or instrument which by its terms would (under any circumstances) restrict the Borrower’s right to perform the provisions of this Agreement or any of the agreements contemplated thereby; or

(d)         materially alter or change the nature of the business of the Borrower.

6.13                        Reissuance of Securities.  The Company agrees to reissue certificates representing the Securities without the legends set forth in Section 5.8 above at such time as (a) the holder thereof is permitted to dispose of such Securities pursuant to Rule 144(k) under the Securities Act, or (b) upon resale subject to an effective registration statement after such Securities are registered under the Securities Act.  The Company agrees to cooperate with the Purchaser in connection with all resales pursuant to Rule 144(d) and Rule 144(k) and provide legal opinions necessary to allow such resales provided the Company and its counsel receive reasonably requested representations from the selling Purchaser and broker, if any.

6.14                        Opinion. On the Closing Date, the Company will deliver to the Purchaser an opinion acceptable to the Purchaser from the Company’s legal counsel.  The Company will provide, at the Company’s expense, such other legal opinions in the future as are reasonably necessary for the conversion of the Note and exercise of the Warrant.

6.15                        Encumbrances.  Except for Permitted Liens and Permitted Encumbrances, neither the Company nor the Subsidiary shall encumber, mortgage, pledge, assign or grant any lien in any Collateral of the Subsidiary any of the Subsidiary’s other assets to anyone other than Purchaser .

6.16                        Defense of Collateral.  Each of the Company and the Subsidiary shall, subject to the right of holders of Permitted Liens and the Permitted Encumbrances, defend the right, title and interest of Purchaser in and to the Collateral against the claims and demands of all persons whomsoever, and take such actions, including (i) all actions necessary to grant Purchaser “control” of the Collateral, with any agreements establishing control to be in form and substance satisfactory to Purchaser, (ii) the prompt (but in no event later than five (5) Business Days following Purchaser’s request therefor) delivery to Purchaser of all original instruments, chattel paper, and negotiable documents which are part of the Collateral and owned by the Company or the Subsidiary (in each case, accompanied by stock powers, allonges or other instruments of transfer executed in blank), (iii) notification of Purchaser’s interest in Collateral at Purchaser’s request, and (iv) the institution of litigation against third parties as shall be prudent in order to protect and preserve the Company’s, the Subsidiary’s and Purchaser’s respective and several interests in the Collateral.

6.17                        Commercial Tort Claims.  Each of the Company and the Subsidiary shall promptly, and in any event within four (4) Business Days after the same is acquired by it, notify Purchaser of any commercial tort claim (as defined in the UCC), directly related to the Collateral, acquired by it and unless otherwise consented by Purchaser, the Company and or the Subsidiary shall enter into a supplement to this Agreement granting to Purchaser a lien in such commercial tort claim.

6.18                        Books and Records.  The Company and the Subsidiary shall place notations upon their books and records and any consolidated or consolidating financial statement of Company to disclose Purchaser’s lien on the Collateral.

6.19                        Valid Security Interest.  The Company and the Subsidiary shall perform in a reasonable time all other steps requested by Purchaser to create and maintain in Purchaser’s favor a valid perfected second lien in all Collateral subject only to Permitted Liens and the Permitted Encumbrances.

6.20                        Collateral Value.  The Company and/or the Subsidiary shall notify Laurus promptly and in any event within five (5) Business Days after obtaining actual knowledge of any loss or diminution in the value of any of the Collateral if such loss or diminution would have a material adverse effect.

6.21                        Equipment.  Each of the Company and the Subsidiary shall keep and maintain its equipment in good operating condition, except for ordinary wear and tear, and shall make all necessary repairs and replacements thereof so that the value and operating efficiency shall, consistent with industry practices, at all times be maintained and preserved.  Each of the Company the Subsidiary shall use its best efforts to avoid having any such items become a fixture to real estate or accessions to other personal property.

6.22                        Borrowing Base Certificate.  The Company hereby agrees to deliver to Purchaser no less than once per business day, the form of borrowing base certificate that the Subsidiary is required to deliver to Foothill along with an statement of all amounts then outstanding under the Foothill Loan and Security Agreement.

7.                                      COVENANTS OF THE PURCHASER.   The Purchaser covenants and agrees with the Company as follows:

7.1                               Confidentiality..  The Purchaser agrees that it will not disclose, and will not include in any public announcement, the name of the Company or the Subsidiary, unless expressly agreed to by the Company or unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

7.2                               Non-Public Information.  The Purchaser agrees not to effect any sales in the shares of the Company’s Common Stock while in possession of material, non-public information regarding the Company if such sales would violate applicable securities law.

8.                                      COVENANTS OF THE COMPANY AND PURCHASER REGARDING INDEMNIFICATION.

8.1                               Borrower Indemnification.   The Borrower agrees to indemnify, hold harmless, reimburse and defend Purchaser, each of Purchaser’s officers, directors, agents, affiliates, control persons, and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Purchaser which results, arises out of or is based upon (i) any misrepresentation by Borrower or breach of any warranty by Borrower in this Agreement or in any exhibits or schedules attached hereto or any Related Agreement, or (ii) any breach or default in performance by Borrower of any covenant or undertaking to be performed by Borrower hereunder, or any other agreement entered into by the Borrower and Purchaser relating hereto.

8.2                               Purchaser’s Indemnification.  Purchaser agrees to indemnify, hold harmless, reimburse and defend the Borrower and each of the Borrower’s officers, directors, agents, affiliates, control persons and principal shareholders, at all times against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Borrower which results, arises out of or is based upon (i) any misrepresentation by Purchaser or breach of any warranty by Purchaser in this Agreement or in any exhibits or schedules attached hereto or any Related Agreement; or (ii) any breach or default in performance by Purchaser of any covenant or undertaking to be performed by Purchaser hereunder, or any other agreement entered into by the Borrower and Purchaser relating hereto.

8.3                               Procedures.  The procedures and limitations set forth in Section 10.2(c) and (d) shall apply to the indemnifications set forth in Sections 8.1 and 8.2 above.

9.                                      CONVERSION OF CONVERTIBLE NOTE.

9.1                               Mechanics of Conversion.

(a)          Provided the Purchaser has notified the Company of the Purchaser’s intention to sell the Note Shares and the Note Shares are included in an effective registration statement or are otherwise exempt from registration when sold:  (i) Upon the conversion of the Note or part thereof, the Company shall, at its own cost and expense, take all necessary action (including the issuance of an opinion of counsel) to assure that the Company’s transfer agent shall issue shares of the Company’s Common Stock in the name of the Purchaser (or its nominee) or such other persons as designated by the Purchaser in accordance with Section 9.1(b) hereof and in such denominations to be specified representing the number of Note Shares issuable upon such conversion; and (ii) the Company warrants that no instructions other than these instructions have been or will be given to the transfer agent of the Company’s Common Stock and that after the Effective Date (as hereinafter defined) the Note Shares issued will be freely transferable subject to the prospectus delivery requirements of the Securities Act and the provisions of this Agreement, and will not contain a legend restricting the resale or transferability of the Note Shares.

(b)         Purchaser will give notice of its decision to exercise its right to convert the Note or part thereof by telecopying or otherwise delivering an executed and completed notice of the number of shares to be converted to the Company (the “Notice of Conversion”). The Purchaser will not be required to surrender the Note until the Purchaser receives a credit to the account of the Purchaser’s prime broker through the DWAC system (as defined below), representing the Note Shares or until the Note has been fully satisfied.  Each date on which a Notice of Conversion is telecopied or delivered to the Company in accordance with the provisions hereof shall be deemed a “Conversion Date.”  Pursuant to the terms of the Notice of Conversion, and provided that the shares to be issued in connection therewith are covered by a currently effective registration statement, the Borrower will issue instructions to the transfer agent accompanied by an opinion of counsel within one (1) business day of the date of the delivery to Borrower of the Notice of Conversion and shall use best efforts to cause the transfer agent to transmit the certificates representing the Conversion Shares to the Holder by crediting the account of the Purchaser’s prime broker with the Depository Trust Company (“DTC”) through its Deposit Withdrawal Agent Commission (“DWAC”) system within three (3) business days after receipt by the Company of the Notice of Conversion (the “Delivery Date”).

(c)          The Company understands that a delay in the delivery of the Note Shares in the form required pursuant to Section 9 hereof beyond the Delivery Date could result in economic loss to the Purchaser. In the event that the Company fails to direct its transfer agent to deliver the Note Shares to the Purchaser via the DWAC system within the time frame set forth in Section 9.1(b) above and the Note Shares are not delivered to the Purchaser by the Delivery Date, as compensation to the Purchaser for such loss, the Company agrees to pay late payments to the Purchaser for late issuance of the Note Shares in the form required pursuant to Section 9 hereof upon conversion of the Note in the amount equal to the greater of (i) $500 per business day after the Delivery Date or (ii) the Purchaser’s actual damages from such delayed delivery. Notwithstanding the foregoing, the Company will not owe the Purchaser any late payments if the delay in the delivery of the Note Shares beyond the Delivery Date is solely out of the control of the Company and the Company is actively trying to cure the cause of the delay.  The Company shall pay any payments incurred under this Section in immediately available funds upon demand and, in the case of actual damages, accompanied by reasonable documentation of the amount of such damages. Such documentation shall show the number of shares of Common Stock the Purchaser is forced to purchase (in an open market transaction) which the Purchaser anticipated receiving upon such conversion, and shall be calculated as the amount by which (A) the Purchaser’s total purchase price (including customary brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (B) the aggregate principal and/or interest amount of the Note, for which such Conversion Notice was not timely honored.

Nothing contained herein or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law.  In the event that the rate of interest or dividends required to be paid or other charges hereunder exceed the maximum amount permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to a Purchaser and thus refunded to the Company.

9.2                               Maximum Conversion.  The Purchaser shall not be entitled to convert on a Conversion Date, nor shall the Company be permitted to require the Purchaser to accept, that amount of a Note in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Purchaser on a Conversion Date, and (ii) the number of shares of Common Stock issuable upon the conversion of the Note with respect to which the determination of this proviso is being made on a Conversion Date, which would result in beneficial ownership by the Purchaser of more than 4.99% of the outstanding shares of Common Stock of the Company on such Conversion Date.  For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and Regulation 13d-3 thereunder. Upon an Event of Default under the Note, the conversion limitation in this Section 9.2 shall become null and void.

10.                               REGISTRATION RIGHTS.

10.1                        Registration Rights Granted.  The Company hereby grants registration rights to the Purchaser pursuant to a Registration Rights Agreement dated as of even date herewith between the Company and the Purchaser.

10.2                        Indemnification.

(a)          In the event of a registration of any Registrable Securities under the Securities Act pursuant to the Registration Rights Agreement, the Company will indemnify and hold harmless the Purchaser, and its officers, directors and each other person, if any, who controls the Purchaser within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Purchaser, or such persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act pursuant to the Registration Rights Agreement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Purchaser, and each such person for any reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by or on behalf of the Purchaser or any such person in writing specifically for use in any such document.

(b)         In the event of a registration of the Registrable Securities under the Securities Act pursuant to the Registration Rights Agreement, the Purchaser will indemnify and hold harmless the Company, and its officers, directors and each other person, if any, who controls the Company within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Securities were registered under the Securities Act pursuant to the Registration Rights Agreement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or that arise out of any failure of the Purchaser to comply with applicable prospectus delivery requirements or its covenants and agreements contained in this Agreement or the Registration Rights Agreement, and will reimburse the Company and each such person for any reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that other than with respect to any failure of the Purchaser to comply with applicable prospectus delivery requirements or its covenants and agreements contained in this Agreement or the Registration Rights Agreement, the Purchaser will be liable in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished in writing to the Company by or on behalf of the Purchaser specifically for use in any such document.

(c)          Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 10.2 and shall only relieve it from any liability which it may have to such indemnified party under this Section 10.2 if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 10.2 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof; if the indemnified party retains its own counsel, then the indemnified party shall pay all fees, costs and expenses of such counsel, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select one separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred. The indemnifying party shall not be liable for any settlement of any such action effected without its written consent, which consent shall not be unreasonably withheld.

(d)         In order to provide for just and equitable contribution in the event of joint liability under the Securities Act in any case in which either (i) the Purchaser, or any controlling person of the Purchaser, makes a claim for indemnification pursuant to this Section 10.2 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 10.2 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of the Purchaser or controlling person of the Purchaser in circumstances for which indemnification is provided under this Section 10.2; then, and in each such case, the Company and the Purchaser will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that the Purchaser is responsible only for the portion represented by the percentage that the public offering price of its securities offered by the registration statement bears to the public offering price of all securities offered by such registration statement, provided, however, that, in any such case, (A) the Purchaser will not be required to contribute any amount in excess of the public offering price of all such securities offered by it pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 10 of the Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

10.3                        OFFERING RESTRICTIONS. Except as previously disclosed in the SEC Reports or in the Exchange Act Filings, or stock or stock options granted to employees or directors of the Company; or shares of preferred stock issued to pay dividends in respect of the Company’s preferred stock; or equity or debt issued in connection with an acquisition of a business or assets by the Company; or the issuance by the Company of stock in connection with the establishment of a joint venture partnership or licensing arrangement (these exceptions hereinafter referred to as the “Excepted Issuances”), the Company will not issue any securities with a continuously variable/floating conversion feature which are or could be (by conversion or registration) free-trading securities (i.e. common stock subject to a registration statement) prior to the full repayment or conversion of the Note (the “Exclusion Period”).

11.                               MISCELLANEOUS.

11.1                        Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.  ANY ACTION BROUGHT BY EITHER PARTY AGAINST THE OTHER CONCERNING THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT SHALL BE BROUGHT ONLY IN THE STATE COURTS OF NEW YORK OR IN THE FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK.  BOTH PARTIES AND THE INDIVIDUALS EXECUTING THIS AGREEMENT AND OTHER AGREEMENTS ON BEHALF OF THE COMPANY AGREE TO SUBMIT TO THE JURISDICTION OF SUCH COURTS AND WAIVE TRIAL BY JURY. IN THE EVENT THAT ANY PROVISION OF THIS AGREEMENT OR ANY OTHER AGREEMENT DELIVERED IN CONNECTION HEREWITH IS INVALID OR UNENFORCEABLE UNDER ANY APPLICABLE STATUTE OR RULE OF LAW, THEN SUCH PROVISION SHALL BE DEEMED INOPERATIVE TO THE EXTENT THAT IT MAY CONFLICT THEREWITH AND SHALL BE DEEMED MODIFIED TO CONFORM WITH SUCH STATUTE OR RULE OF LAW.  ANY SUCH PROVISION WHICH MAY PROVE INVALID OR UNENFORCEABLE UNDER ANY LAW SHALL NOT AFFECT THE VALIDITY OR ENFORCEABILITY OF ANY OTHER PROVISION OF ANY AGREEMENT.

11.2                        Survival.  The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Purchaser and the closing of the transactions contemplated hereby to the extent provided therein. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

11.3                        Successors.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Securities from time to time, other than the holders of Common Stock which has been sold by the Purchaser pursuant to Rule 144 or an effective registration statement. Purchaser may not assign its rights hereunder to a competitor of the Company.

11.4                        Entire Agreement.  This Agreement, the exhibits and schedules hereto, the Related Agreements and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

11.5                        Severability.  In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

11.6                        Amendment and Waiver.

(a)          This Agreement may be amended or modified only upon the written consent of the Company and the Purchaser.

(b)         The obligations of the Company and the rights of the Purchaser under this Agreement may be waived only with the written consent of the Purchaser.

(c)          The obligations of the Purchaser and the rights of the Company under this Agreement may be waived only with the written consent of the Company.

11.7                        Delays or Omissions.  It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement or the Related Agreements, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. All remedies, either under this Agreement, the Note or the Related Agreements, by law or otherwise afforded to any party, shall be cumulative and not alternative.

11.8                        Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) three (3) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the Company at the address as set forth on the signature page hereof, with a copy to Lee A. Albanese, Esq., St. John & Wayne, L.L.C., Two Penn Plaza East, Newark, New Jersey 07105-2249, facsimile number. 973-491-3408; and if to the Purchaser at the address set forth on the signature page hereto for such Purchaser, with a copy in the case of the Purchaser to John E. Tucker, Esq., 825 Third Avenue, 14th Floor, New York, New York 10022, facsimile number (212) 541-4434, or at such other address as the Company or the Purchaser may designate by written notice to the other parties hereto given in accordance herewith.

11.9                        Attorneys’ Fees.  In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including, without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

11.10                 Titles and Subtitles.  The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

11.11                 Facsimile Signatures; Counterparts.  This Agreement may be executed by facsimile signatures and in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

11.12                 Broker’s Fees.  Except as set forth on Schedule 11.12 hereof, each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 11.12 being untrue.

11.13                 Construction.  Each party acknowledges that its legal counsel participated in the preparation of this Agreement and the Related Agreements and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Agreement to favor any party against the other.

IN WITNESS WHEREOF, the parties hereto have executed the SECURITIES PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.

	COMPANY:	SUBSIDIARY:

	EQUIFIN, INC.	EQUINOX BUSINESS CREDIT CORP.

	By:	By:
	Name:	Name:
	Title:	Title:
	Address:1011 Highway 71 Spring Lake, New Jersey 07762	Address:
Attention: Walter M. Craig, Jr.
Facsimile No.: 732-282-1811

PURCHASER:

LAURUS MASTER FUND, LTD.

By:
Name:
Title:
Address:	c/o Ironshore Corporate Services Ltd. P.O. Box 1234 G.T., Queensgate House, South Church Street Grand Cayman, Cayman Islands

LIST OF EXHIBITS

Form of Convertible Term Note	Exhibit A

Form of Warrant	Exhibit B

Form of Opinion	Exhibit C

Form of Escrow Agreement	Exhibit D

EXHIBIT A

FORM OF CONVERTIBLE NOTE

A-1

EXHIBIT B

FORM OF WARRANT

B-1

EXHIBIT C

FORM OF OPINION

1.                                       The Company is a corporation validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted.

2.                                       The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the Agreement and Related Agreements.  All corporate action on the part of the Company and its officers, directors and stockholders necessary has been taken for (i) the authorization of the Agreement and Related Agreements and the performance of all obligations of the Company thereunder at the Closing, and (ii) the authorization, sale, issuance and delivery of the Securities pursuant to the Agreement and the Related Agreements.  The Note Shares and the Warrant Shares, when issued pursuant to and in accordance with the terms of the Agreement and the Related Documents and upon delivery shall be validly issued and outstanding, fully paid and non assessable.

3.                                       The execution, delivery and performance of the Agreement, the Note or the Related Agreements by the Company and the consummation of the transactions on its part contemplated by any thereof, will not, with or without the giving of notice or the passage of time or both:

(a)                                  Violate the provisions of the Charter or bylaws of the company; or

(b)                                 To the best of such counsel’s knowledge, violate any judgment, decree, order or award of any court binding upon the Company.

4.                                       The Agreement and Related Agreements will constitute, valid and legally binding obligations of the Company, and are enforceable against the Company in accordance with their respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and (b) general principles of equity that restrict the availability of equitable or legal remedies.

5.                                       To such counsel’s knowledge, the sale of the Note and the subsequent conversion of the Note into Note Shares are not subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.  To such counsel’s knowledge, the sale of the Warrant and the subsequent exercise of the Warrant for Warrant Shares are not subject to any preemptive rights or, to such counsel’s knowledge, rights of first refusal that have not been properly waived or complied with.

6.                                       Assuming the accuracy of the representations and warranties of the Purchaser contained in the Agreement, the offer, sale and issuance of the Securities on the Closing Date will be exempt from the registration requirements of the Securities Act.  To such

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counsel’s knowledge, neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy and security under circumstances that would cause the offering of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act which would prevent the Company from selling the Securities pursuant to Rule 506 under the Securities Act, or any applicable exchange-related stockholder approval provisions.

7.                                       There is no action, suit, proceeding or investigation pending or, to such counsel’s knowledge, currently threatened against the Company that prevents the right of the Company to enter into this Agreement or any of the Related Agreements, or to consummate the transactions contemplated thereby.  To such counsel’s knowledge, the Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality; nor is there any action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

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